UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

MAGNUM HUNTER RESOURCES CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910 Houston, Texas 77056
(Address of principal executive offices)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 30, 2009, Magnum Hunter Resources Corporation (the “Company”) completed the acquisition of Sharon Resources, Inc. (“Sharon”) whereby the Company acquired 100% of the outstanding common stock of Sharon in exchange for 2,294,474 shares of the Company’s common stock. The foregoing description of the transaction does not purport to complete and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 10.1 to the Form 8-K filed on September 15, 2009 and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2009, Mr. Donald L. Kirkendall resigned as President of the Company. Mr. Kirkendall will continue to serve as Senior Vice President of the Company. On October 1, 2009, Mr. Allen R. McGee resigned as Executive Vice President, Chief Accounting Officer and Secretary of the Company.

On September 30, 2009, Mr. Ronald D. Ormand was appointed to serve as Secretary of the Company. Mr. Ormand will maintain his initial compensation plan as defined in the Form 8-K filed on May 28, 2009 and is incorporated herein by reference.

On September 30, 2009, Mr. David S. Krueger was appointed to serve as Senior Vice President and Chief Accounting Officer of the Company.  Mr. Krueger served as Vice President and Chief Accounting Officer of Magnum Hunter Resources, Inc. from January 1997 to June 2005. From June 2005 to May 2006, Mr. Krueger was Vice President and Chief Financial Officer for Sulphur River Exploration, Inc. in Dallas, Texas.  Also, Mr. Krueger has served as Vice President and Chief Financial Officer of GreenHunter Energy Inc. since May 2006. Magnum Hunter Resources, Inc., Sulphur River Exploration, Inc. and GreenHunter Energy Inc. are not parents, subsidiaries or affiliates of the Company. Mr. Krueger, a certified public accountant, graduated from the University of Arkansas with a B.S. degree in Business Administration and earned his M.B.A. from the University of Tulsa. Mr. Krueger is sixty years old. Mr. Krueger has agreed to serve as the Chief Accounting Officer of the Company. The Company has agreed to pay Mr. Krueger a base salary of $75,000 annually and has granted Mr. Krueger 150,000 options.

On September 30, 2009, Mr. H.C. “Kip” Ferguson was appointed to serve as Executive Vice President of Exploration of the Company. Mr. Ferguson is a Houston, Texas native and a third generation geologist. He holds a Bachelors degree in Geology from the University of Texas in Austin and has 16 years of experience in oil and gas exploration throughout the Gulf Coast, West Texas and the Rocky Mountain regions. Mr. Ferguson has spent the past nine years acting as President of Sharon Resources, Inc., an independent oil and gas exploration company engaged in the exploitation of emerging trends and the development of proven reserves.  Mr. Ferguson is currently forty-four years old. Sharon Resources, Inc. was acquired by the Company on September 30, 2009 and is now a wholly-owned subsidiary of the Company. Prior to the acquisition, Sharon Resources, Inc. was not a parent, subsidiary or affiliate of the Company. Mr. Ferguson has agreed to serve as the Executive Vice President of Exploration of the Company. The Company has agreed to pay Mr. Ferguson a base salary of $180,000 annually and has granted Mr. Ferguson 200,000 options.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magnum Hunter Resources Corporation

Date: October 5, 2009	/s/ Gary C. Evans
Gary C. Evans,
Chairman of the Board